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                                                                    EXHIBIT 23.3

                               [WSGR LETTERHEAD]

                                 July 24, 1997

Baan Company N.V.
Zonneoordlaan 17
P.O. Box 250
6710 BG Ede
The Netherlands

Ladies and Gentlemen:

     The undersigned is delivering an opinion pursuant to section 6.1 (d) of the Agreement and Plan of Reorganization, dated as of May 13, 1997, among Baan Company N.V., a corporation organized under the laws of the Netherlands, Green Software Acquisition Corporation, a Delaware corporation, and hereby consents to the inclusion of the form of such opinion in the Registration Statement.

                                          Very truly yours,

                                          By:  /s/ WILSON SONSINI GOODRICH &
                                                          ROSATI
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                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation